As filed with the Securities and Exchange Commission on September 29, 1998
                                     Registration Statement No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           -------------------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           -------------------------

                        WASTE SYSTEMS INTERNATIONAL, INC.
                       (f/k/a BIOSAFE INTERNATIONAL, INC.)
             (Exact name of Registrant as specified in its charter)

       Delaware                                                95-4203626
 (State or other jurisdiction                                (I.R.S. Employer
 of incorporation or organization)                          Identification No.)

                              Lexington Office Park
                          420 Bedford Street, Suite 300
                               Lexington, MA 02173
                                 (781) 862-3000

    (Address, including zip code, and telephone number, including area code of Registrant's principal executive offices)
                         -------------------------------

                                PHILIP W. STRAUSS
                                    President
                        WASTE SYSTEMS INTERNATIONAL, INC.
                              Lexington Office Park
                          420 Bedford Street, Suite 300
                               Lexington, MA 02173
                                 (781) 862-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ----------------------------

                                 With a copy to:

                             THOMAS P. STORER, P.C.
                           GOODWIN, PROCTER & HOAR LLP
                                 Exchange Place
                        Boston, Massachusetts 02109-2881
                                 (617) 570-1000
                        ----------------------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.
                        -----------------------------
        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.o
        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. x
        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o
        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o
        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. o

                         CALCULATION OF REGISTRATION FEE

----------------------------- ----------------------- ------------------------- ------------------------- ------------------

   Title of Each Class of          Amount to be           Proposed Maximum          Proposed Maximum          Amount of
Securities Being Registered         Registered           Offering Price Per        Aggregate Offering     Registration Fee
                                                             Share (1)                 Price (1)
----------------------------- ----------------------- ------------------------- ------------------------- ------------------
----------------------------- ----------------------- ------------------------- ------------------------- ------------------

  Common Stock, par value           7,205,022                  $6.01                  $43,302,182            $12,775.00
 $.01 per share. . . . . .
     . . . . . . . . .
----------------------------- ----------------------- ------------------------- ------------------------- ------------------


(1) Based upon the average of the high and low sale prices reported on The Nasdaq SmallCap Market on September 24, 1998, and estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended.

(2) Plus such additional shares as may be offered or issued to prevent dilution resulting from stock splits, stock dividends, reverse stock splits, split-ups, recapitalizations or other similar events.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION, DATED SEPTEMBER 29, 1998
--------------------------------------------------------------------------------
Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
--------------------------------------------------------------------------------

                           PRELIMINARY PROSPECTUS


                             7,205,022 Shares

                      WASTE SYSTEMS INTERNATIONAL, INC.

                               Common Stock
                           -------------------

        All of the shares of common stock, $.01 par value per share (the "Common Stock"), offered hereby (the "Shares") are being registered for the account of certain stockholders of Waste Systems International, Inc. (f/k/a BioSafe International, Inc.) ("Waste Systems" or the "Company"), or their pledgees, named herein (collectively, the "Selling Stockholders"). See "Plan of Distribution" and "Selling Stockholders." Of the 7,205,022 Shares offered hereby, (i) 6,000,000 Shares will be issued to holders of the Company's 7% Convertible Subordinated Notes due 2005 (the "Subordinated Notes"), (ii) 647,776 Shares were issued on or about May 14, 1998 to certain Selling Stockholders when the Company exercised its right to convert all of the outstanding shares of its Series B Convertible Preferred Stock, $.001 par value per share (the "Series B Preferred Stock"), into shares of Common Stock and (iii) 557,246 Shares were issued to certain Selling Stockholders in connection with various transactions. The Company is registering the Shares to fulfill its obligations pursuant to:
(i) a certain Exchange Agreement, dated as of December 30, 1997, relating to the Series B Preferred Stock (the "Exchange Agreement"), (ii) a certain Registration Rights Agreement, dated as of May 13, 1998, relating to the Subordinated Notes (the "Registration Rights Agreement") and (iii) certain other agreements. See "Registration Obligations." The registration of the shares of Common Stock offered hereby does not necessarily mean that any shares of Common Stock will be offered or sold by the Selling Stockholders.

        See "Risk Factors" on pages 3 to 6 for a discussion of certain material factors that should be considered in connection with an investment in the Common Stock offered hereby.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
          EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        Each of the Selling Stockholders, directly or through agents, dealers or underwriters designated from time to time, may sell all or a portion of the Shares offered hereby from time to time on terms to be determined at the time of sale. To the extent required by law, the specific Shares to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any such agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying Prospectus Supplement. See "Plan of Distribution." Each Selling Stockholder reserves the sole right to accept and, together with such Selling Stockholder's agents, dealers or underwriters from time to time, to reject, in whole or in part, any proposed purchase of Shares to be made directly or through agents, dealers or underwriters.



  The date of this Prospectus is September 29, 1998.

                              1.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


        The aggregate proceeds to the Selling Stockholders from the sale of the Shares offered hereby (the "Offering") will be the purchase price of the Shares sold less the aggregate agents' commissions and underwriters' discounts, if any, and other expenses of issuance and distribution not borne by the Company. The Company will pay all of the expenses of the Offering other than agents' commissions and underwriters' discounts with respect to the Shares offered hereby and transfer taxes, if any. The Company will not receive any proceeds from the sale of the Shares offered hereby by the Selling Stockholders.

        The Selling Stockholders and any agents, dealers or underwriters that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which case any commissions received by such agents, dealers or underwriters and any profit on the resale of the Shares purchased by them may be deemed underwriting commissions or discounts under the Securities Act. See "Plan of Distribution" for indemnification arrangements between the Company and the Selling Stockholders.

        The Common Stock is traded on The Nasdaq SmallCap Market (the "Nasdaq Market") under the symbol "WSII." On September 24, 1998, the last reported sales price for the Common Stock on the Nasdaq Market was $6-3/8 per share.

                                   2.

                              RISK FACTORS

        This Prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project" or similar expressions. The
Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on the operations and future prospects of the Company include, but are not limited to, changes in: economic conditions generally and the waste management industry specifically and legislative/regulatory changes (including changes to laws governing the waste management industry). These risks and uncertainties, together with those stated below should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

        Prospective investors should carefully consider the following factors, in addition to other matters set forth or incorporated in this Prospectus, prior to making an investment decision regarding the shares of Common Stock offered hereby.

        History of Losses. During the fiscal years ending December 31, 1997, 1996 and 1995, the Company suffered net losses (including non-recurring charges) of approximately ($5,589,000), ($13,890,000) and ($7,880,000), respectively, on revenues of  $3,458,000,  $1,496,000,  and  $1,344,000,  respectively.  From its inception through June 30, 1998, Waste Systems suffered a net loss of approximately $(31,709,000) on revenues of approximately $11,598,000. Waste Systems had an accumulated operating deficit of $(16,041,000) at June 30, 1998. Prospects for future profitability are heavily dependent upon the success of the Company's acquisition strategy and in its ability to continue to build integrated solid waste management operations. There can be no assurance that Waste Systems will generate sufficient revenue to be profitable or, if profitable, to maintain profitability in future years.

        The Independent Auditors' Report of KPMG Peat Marwick LLP from the Company's Annual Report on Form 10-K for each of the fiscal years ended December 31, 1996 and December 31, 1997 states that the Company must raise substantial additional capital and must achieve a level of revenues adequate to support its cost structure, which raises substantial doubt about the Company's ability to continue as a going concern. In addition to immediate capital needs, the Company must raise substantial additional capital to bring to commercial viability all of its currently planned projects and must achieve a level of revenues adequate to support its cost structure. There can be no assurance about the Company's ability to raise additional capital, achieve an adequate level of revenues or continue as a going concern.

        Uncertain  Ability to Finance  the  Company's  Growth.  The  Company has
limited liquidity in relation to its short-term capital commitments and operating cash requirements. Additionally, Waste Systems will require substantial funds to complete and bring to commercial viability all of its currently planned projects. The Company also anticipates that any future business acquisitions will be financed through cash from operations, borrowings under its bank line of credit, the issuance of its Common Stock or seller financing, or additional equity or debt financings. Therefore, Waste Systems' ability to satisfy its capital commitments and operating requirements are dependent on a number of pending or future financing activities, none of which are assured successful completion. Any failure of the Company to obtain sufficient financing in the short run would have a materially adverse effect on the Company's financial condition and operations.

                                        3.

        Dependence on Management. The Company's future success is highly dependent upon the services of its executive officers, particularly, Philip Strauss, Chairman, Chief Executive Officer and President of the Company, and Robert Rivkin, Executive Vice President--Acquisitions, Chief Financial Officer, Treasurer and Secretary of the Company. The loss of the services of Mr. Strauss or Mr. Rivkin could have a material adverse effect on the Company's business, financial condition and results of operations. Waste Systems does not currently maintain key man insurance on any of its personnel.

        The  Company's   future  success  is  also  highly  dependent  upon  its
continuing ability to identify, hire, train and motivate highly qualified personnel. Waste Systems faces competition for hiring such personnel from other companies, government entities and other organizations. There can be no assurance that Waste Systems will be successful in attracting and retaining qualified personnel as required for its projected operations. The inability to attract and retain qualified personnel could have a material adverse effect upon the Company's business, financial condition and results of operations.

        Ability to Manage Growth. The Company's objective is to continue to grow by expanding its services in markets where it can be one of the largest and most profitable fully-integrated solid waste management companies. Accordingly, the Company may experience periods of significant rapid growth. Such growth, if it were to occur, could place a significant strain on the Company's management and its operational, financial and other resources. Any failure to expand its operational and financial systems and controls or to recruit appropriate personnel in an efficient manner at a pace consistent with such growth could have a material adverse effect on the Company's business, financial condition and results of operations.

        Ability to Identify, Acquire and Integrate Acquisition Targets. The future success of the Company is highly dependent upon the Company's continued ability to successfully identify, acquire and integrate additional solid waste collection, recycling, transfer and disposal businesses. As competition for acquisition candidates increases within the solid waste management industry, the availability of suitable candidates at terms favorable to the Company decreases. The Company competes for acquisition candidates with larger, more established companies that may have significantly greater capital resources, which can further decrease the availability of suitable acquisition candidates. There can be no assurance that the Company will be able to identify suitable acquisition candidates and, if available, obtain necessary financings at a price or on terms and conditions favorable to the Company, or to successfully integrate the acquisitions with current operations.

        The Company believes that a significant factor in its ability to consummate acquisitions will be the attractiveness of the Company's Common Stock as consideration for potential acquisition targets. This attractiveness may, in large part, be dependent upon the relative market price and capital appreciation prospects of the Company's equity securities as compared to the equity securities of its competitors. If the market price of the Company's Common Stock were to decline, the Company's acquisition program could be materially adversely affected.

        Competition. The solid waste management industry is highly competitive, very fragmented and requires substantial labor and capital resources. Competition exists for collection, recycling, transfer and disposal services, and acquisition targets. The markets the Company competes or is likely to compete in are usually served by one or more of the large national, regional or local solid waste companies who may have accumulated substantial goodwill and/or have greater financial, marketing or technical resources than those available to Waste Systems. The Company also competes with counties, municipalities and operators of alternative disposal facilities that operate their own waste collection and disposal facilities. The availability of user fees, charges or tax revenues and the availability of tax-exempt financing may provide a competitive advantage to the public sector. Additionally, alternative disposal facilities such as recycling and incineration may reduce the demand for the disposal of solid waste in landfills. Competition for waste collection and disposal business is based on the quality of operation, price and geographical location. From time to time, competitors may reduce the price of their services in an effort to expand or maintain market share or to win competitively bid contracts. There can be no assurance that the Company will be able to successfully bid such contracts or compete with the larger and better capitalized companies.


                                        4.

        Limitations on Landfill Permitting and Expansion. The Company's operations depend on its ability to expand the landfills it owns or operates and develop new landfill sites. There can be no assurance that the Company will be successful in obtaining new landfill sites or expanding the permitted capacity of its landfill. The process of obtaining required permits and approvals to operate and expand landfills and transfer stations has become increasingly difficult and expensive. The process can take several years and involves hearings and compliance with zoning, environmental and other requirements. There can be no assurance that the Company will be successful in obtaining and maintaining required permits. Even when granted, final permits to expand are often not approved until the remaining capacity of the landfill is very low. In the event the Company exhausts its permitted capacity at its landfill, the Company's ability to expand internally will be limited and the Company will be required to cap and close the landfill. In addition, the Company could be forced to dispose of its waste at landfills operated by its competitors. The additional costs could have a material adverse effect on the Company's business.


        Geographic Concentration of Operations. The Company has established integrated solid waste management operations in Vermont, central Pennsylvania, Massachusetts and upstate New York. Since the Company's current primary source of revenues will be concentrated in these geographic locations, the Company's business, financial condition and results of operations could be materially affected by, without limitation, the following: (i) downturns in the local economy, (ii) severely harsh weather conditions and (iii) state regulations. Additionally, the growing competition within the local economies for waste streams may make it increasingly difficult to expand within these regions. There can be no assurance that the Company will be able to continue to increase the waste stream to its landfills or be able to expand its geographic markets to lessen the effects of adverse events that may occur in these regions.

        Seasonality. The Company's revenues and results of operations tend to vary seasonally. The winter months of the fourth and first quarters of the calendar year tend to yield lower revenues than those experienced in the warmer months of the second and third quarters. The primary reasons for lower revenues in the winter months include, without limitation: (i) harsh winter weather conditions can interfere with collection and transportation, (ii) construction and demolition activities which generate landfill waste are primarily performed in the warmer seasons and (iii) the volume of waste in the region is generally higher in warmer months. The Company believes that the seasonality of the revenue stream will not have a material adverse effect on the Company's business, financial condition and results of operations on an annualized basis.

        Environmental and Government Regulations. The Company and its customers operate in a highly regulated environment, and in general the Company's landfill projects will be required to have federal, state and/or local government permits and approvals. Any of these permits or approvals may be subject to denial, revocation or modification under various circumstances. In addition, if new environmental legislation or regulations are enacted or existing legislation or regulations are amended or are interpreted or enforced differently, Waste Systems or its customers may be required to obtain additional operating permits or approvals. There can be no assurance that Waste Systems will meet all of the applicable regulatory requirements. Any delay in obtaining required permits or approvals will tend to cause delays in the Company's ability to obtain bond or other project financing, resulting in increases in the Company's need to invest working capital in projects prior to obtaining more permanent financing, and will also tend to reduce project returns by deferring the receipt of project revenues. In the event that the Company is required to cancel any planned project as a result of the inability to obtain required permits or other regulatory impediments, the Company may lose any investment it has made in the project up to that point, and the cancellation of any landfill projects may have a materially adverse effect on the Company's financial condition and results of operations.

        Potential Environmental Liability and Adverse Effect of Environmental Regulation. Waste Systems' business exposes it to the risk that it will be held liable if harmful substances escape into the environment and cause damages or injuries as a result of its operating activities. Moreover, federal, state and local environmental legislation and regulations require substantial expenditures and impose significant liabilities for noncompliance.

                                        5.

        Potential  Adverse  Community   Relations.   The  potential  exists  for
unexpected delays, costs and litigation resulting from community resistance and concerns relating to specific projects in various communities.

        Performance or Surety Bonds and Letters of Credit. The Company may be required to post a performance bond, surety bond or letter of credit to ensure proper closure and post-closure monitoring and maintenance at its landfills and transfer stations. Failure to obtain performance bonds, surety bonds or letters of credit in sufficient amounts or at acceptable rates may have a material adverse effect on the Company's business, financial condition and results of operations.

        Limits on Insurance. The Company has obtained environmental impairment liability insurance covering claims for the sudden or gradual onset of environmental damage. If the Company were to incur a liability for environmental damage in excess of its insurance limits, its financial condition could be adversely affected. The Company carries a comprehensive general liability insurance policy which management considers adequate at this time to protect its assets and operations from other risks.

        Adequacy of Accruals for Closure and Post-Closure Costs. The Company has material financial obligations relating to closure and post-closure costs of its existing landfills and any landfill it may purchase or operate in the future. The Company estimates and accrues closure and post-closure costs based on engineering estimates of airspace usage and remaining airspace capacity. There can be no assurances that the Company's financial obligations for closure and post-closure costs will not exceed the amount accrued, and that this may have a material adverse effect on the Company's business, financial condition and results of operations.

        Capital Expenditures. The Company capitalizes, in accordance with generally accepted accounting principles, certain expenditures and advances relating to acquisitions, pending acquisitions and landfill projects. The Company's policy is to expense in the current period all unamortized capital expenditures and advances relating to any operation that is permanently shut down or any acquisition that will not be consummated and any landfill project that is terminated. Thus, the Company may be required to incur a charge against earnings in future periods that could have a material adverse effect on the Company's business, financial conditions and results of operations.

        Dilution of Existing Stockholders. As of September 24, 1998, there were 11,711,212 shares of the Company's Common Stock issued and outstanding. As of the same date, the Company had outstanding stock options exercisable for 418,854 shares of the Company's Common Stock and Subordinated Notes convertible into 6,000,000 shares of the Company's Common Stock. The exercise and/or conversion of such stock options and Subordinated Notes would dilute the net tangible book value per share of the Company's Common Stock.

                                   6.

                                THE COMPANY


General

        Waste Systems is a regional integrated non-hazardous solid waste management company that provides solid waste collection, recycling, transfer and disposal services to commercial, industrial, residential and municipal customers.

        The Company currently owns and operates solid waste landfills in Moretown, Vermont, Hopewell, Pennsylvania and Somerset County, Pennsylvania and three transfer stations and collection facilities, which function as an integrated solid waste operation, serving over 25,000 commercial, industrial, residential and municipal customers in Vermont, central Pennsylvania, upstate New York and Massachusetts.

        Waste Systems' objective is to expand the current geographic scope of its operations primarily within the Northeast and Mid-Atlantic regions of the United States and to become one of the leading providers of non-hazardous solid waste management in each market that it serves. The Company's primary growth strategy is to acquire landfills in or near urban metropolitan areas and to secure dedicated waste streams for such landfills through the acquisition and development of collection operations and transfer stations. The internalization of waste is a major component of the Company's strategy. The Company believes that significant opportunities exist to expand its operations in each of its current and targeted markets.

        The Company's principal executive offices are located at Lexington Office Park, 420 Bedford Street, Suite 300, Lexington, MA 02173; its telephone number is (781) 862-3000. The Company was incorporated in Nevada in 1989 as Zoe Capital Corp. and had no operations until March 29, 1995. On that date, the Company acquired BioSafe, Inc., a Delaware corporation, through a merger with a subsidiary of the Company, and changed its name to "BioSafe International, Inc." In October 1997, the Company was reincorporated as "Waste Systems International, Inc." under the laws of the State of Delaware, pursuant to a reincorporation merger.

The Series B Preferred Stock Offering

        On December 30, 1997, the Company issued 40,488 shares of the Series B Preferred Stock in a private placement in exchange for outstanding convertible notes of the Company. The Series B Preferred Stock returned a 6.0% annual cumulative dividend and was convertible into shares of the Company's Common Stock at a conversion price of $6.25 per share of such Common Stock. The dividend was payable in cash or in additional shares of Series B Preferred Stock at the Company's option. The Series B Preferred Stock was also redeemable (i) at the Company's option for shares of the Company's Common Stock if the average closing price of the Company's Common Stock for 20 consecutive trading days equaled or exceeded $6.25 and (ii) at the Company's option for cash equal to the redemption price as set forth in the Certificate of Designation of the Series B Preferred Stock if any shares of Series B Preferred Stock were outstanding on October 6, 2000. On May 14, 1998, the Company exercised its right to convert all of the issued and outstanding shares of Series B Preferred Stock into shares of Common Stock pursuant to clause (i) of the previous sentence.

The Subordinated Notes Offering

        On May 13, 1998, the Company closed an offering of $60.0 million in Subordinated Notes, which resulted in net proceeds to the Company of approximately $58.3 million. The Subordinated Notes will mature in May 2005, and bear interest at 7.0% per annum, payable semi-annually in arrears on each June 30 and December 31, commencing June 30, 1998. The Subordinated Notes and any accrued but unpaid interest are convertible into Common Stock at a conversion price of $10.00 per share at the option of the holder at any time, and can be mandatorily converted by the Company after two years if the Company's Common Stock closing price equals or exceeds the conversion price of $10.00 per share for a period of 20 consecutive trading days.

                                        7.

Recent Developments


        Going Concern Qualification. The Independent Auditor's Report of KPMG Peat Marwick LLP from the Company's Annual Report on Form 10-K for each of the fiscal years ended December 31, 1997 and 1996 states that "the Company must raise substantial additional capital and must achieve a level of revenues adequate to support the Company's cost structure, which raises substantial doubt about the Company's ability to continue as a going concern." The factors causing the going concern opinion were the Company's accumulated operating deficit, its working capital deficit and its need to raise substantial additional capital to satisfy existing and pending commitments. Waste Systems had an accumulated operating deficit at December 31, 1996 and 1997 of approximately $23.2 million and $28.8 million, respectively, on operating revenues of approximately $2.8 million and $6.3 million, respectively. In addition, the Company had a working capital deficit of $4.5 million and working capital of approximately $1.5 million and cash balances of $265,000 and $2,965,000 at December 31, 1996 and 1997, respectively. To respond to the operating and financial issues, the Company took action in 1996 to conserve cash and working capital, which included the restructuring of the Company's operations to focus its resources and activities on the development of a solid waste management operation.

        In 1997 and 1998, the Company took and has taken further measures to address its ability to continue as a going concern, including the continued implementation of its 1996 restructuring. In addition, the Company raised approximately $9.7 million of capital in June of 1997 and, on May 13, 1998, the Company closed on an offering of $60.0 million of Subordinated Notes which resulted in net proceeds to the Company of approximately $58.3 million. Although the Company is generating revenues and cash flows from its Vermont and Pennsylvania operations, substantial additional financing will be necessary to satisfy existing and pending commitments. The Company's alternatives in this regard include the issuance of additional equity or long-term debt. The Company believes that, through a combination of internally generated funds and future financings, it will be able to satisfy its anticipated working capital requirements for at least the next twelve months. The Company is engaged in discussions with various parties and believes it will be successful in obtaining additional capital. However, no assurance can be given that the Company will be able to obtain necessary financing, and the failure to raise additional capital could have a material adverse effect on the Company's financial condition and operations.

        Acquisitions. The Company currently has two landfill projects at different stages of development. In September 1998, Waste Systems closed the acquisition of the Mosteller Landfill, a 513-acre solid waste landfill in Somerset County, Pennsylvania.

        Additionally, the Company has entered into a contract to operate an existing 30-acre municipal landfill in South Hadley, Massachusetts. On March 16, 1998, the Company filed its draft environmental impact report with the Massachusetts Department of Environmental Protection and anticipates receiving all of its permits during the fourth quarter of 1998 which would allow Waste Systems to begin accepting solid waste at the first 6-acre lined cell during the first half of 1999. The South Hadley landfill project is currently expected to have approximately 2 million cubic yards of new capacity for future disposal.

        During the first nine months of 1998, the Company acquired 10 collection companies and a transfer station in the State of Vermont, five collection companies in Pennsylvania, seven collection companies and a transfer station in upstate New York and a collection company and transfer station in Western/Central Massachusetts. These acquired companies generated combined revenues of approximately $35 million in fiscal 1997.

        The Company currently is, and at any given time will be involved in potential acquisitions that are in various stages of negotiation and consummation (ranging from initial discussions to the execution of definitive agreements), some of which may be material. No assurance can be given that the Company will be able to complete any such acquisitions.


                                   8.

                         REGISTRATION OBLIGATIONS

        The registration of the shares of Common Stock pursuant to the Registration Statement of which this Prospectus is a part will discharge certain of the Company's obligations under the terms of the Exchange Agreement, the Registration Rights Agreement and certain other agreements.

        Pursuant to the Exchange Agreement, the Company agreed to pay all expenses (other than underwriting commissions and the fees and expenses of any counsel for the Selling Stockholders) of effecting the registration of the shares of Common Stock with respect to which the Series B Preferred Stock were converted. The obligations of the Company with respect to the registration of shares of the Company's Common Stock issued upon the conversion of the shares of the Series B Preferred Stock will expire and terminate at such time as the Selling Stockholders are entitled to sell the shares of Common Stock issued upon the conversion of the shares of Series B Preferred Stock without restriction and without a need for the filing of a registration statement under the Securities Act.

        Pursuant to the Registration Rights Agreement, the Company agreed to pay all expenses (other than underwriting discounts and commissions) of effecting the registration of the shares of Common Stock with respect to which the Subordinated Notes may be converted. The obligations of the Company with respect to the registration of shares of the Company's Common Stock issued upon the conversion of the Subordinated Notes will expire and terminate upon the earlier of (i) two years after the last date of original issuance of the Subordinated Notes and (ii) such time as the Selling Stockholders are entitled to sell the shares of Common Stock issued upon the conversion of the Subordinated Notes without restriction and without a need for the filing of a registration statement under the Securities Act.


                             SELLING STOCKHOLDERS

        The following table sets forth certain information known to the Company with respect to the Selling Stockholders, including the number of shares of Common Stock beneficially owned by each Selling Stockholder, the number of Shares registered hereby, and the number and percentage of shares of Common Stock held by each Selling Stockholder before the Offering and, assuming the sale of all registered Shares, after the Offering. There can be no assurance that all or any of the Shares offered hereby will be sold. If any are sold, each Selling Stockholder will receive all of the net proceeds from the sale of his, her or its respective Shares offered hereby. The amounts set forth are to the best of the Company's knowledge.

                                           Shares  Beneficially           Shares to be
                                              Owned Prior to             Registered and     Shares Beneficially
                                                Offering                 Sold in           Owned After Offering
          Beneficial Owner                  Number(1)   Percent(2)          Offering        Number(1)   Percent(2)

Corner Bank Ltd.........................   73,376              *            40,992               32,384        *
Napier Brown Holdings Ltd...............   24,608              *            24,608                0            *
Patrick George Ridgewill
   c/o Napier Brown holdings, Ltd.......   16,400              *            16,400                0            *
Banca Del Gottardo......................  338,254            1.9            73,792               264,462     1.5
Bostar AS...............................  149,923              *            32,800               84,323        *
Nomura International Securities.........  127,163              *            20,496               106,667       *
The RR Fund.............................   20,496              *            20,496                0            *
Swiss American Securities...............  106,592              *           106,592                0            *
Gerlach & Co............................    4,096              *             4,096                0            *
Hillside Holdings Ltd...................   24,608              *            24,608                0            *
Republic National Bank of New York
  (Luxembourg SA).......................    4,096              *             4,096                0            *
Republic National Bank of New York
  (France) SA...........................    4,096              *             4,096                0            *
W&P Bank and Trust Company..............   24,600              *            24,600                0            *
Julius Baer Securities..................   82,000              *            82,000                0            *
Bangholm Enterprises Ltd................    4,096              *             4,096                0            *
Republic National Bank of New York

  (Suisse) SA...........................   20,496              *            20,496                0            *
AS Corona...............................   12,304              *            12,304                0            *
Nicolai Gram............................   50,496              *            24,608               25,888        *
David Anthony Rees......................   16,400              *            16,400                0            *
Peter Spiten............................    4,309              *             4,096               213           *
BFI Banque de Financement & d'Investissment57,408              *            57,408                0            *
Harry K. Benjamin.......................   55,555              *            55,555                0            *
Jacques Khodara.........................   55,555              *            55,555                0            *
John J. Hastings........................  227,961            1.3           227,961                0            *
Terrence J. Hastings....................  227,961            1.3           227,961                0            *
John Hancock Advisors...................1,150,000            6.3         1,150,000                0            *
BEA Associates..........................  700,000            3.9           700,000                0            *
Dawson Samberg Capital Management, Inc..  150,000              *           150,000                0            *
The Prudential Insurance Company
     of America                         1,591,611            8.8         1,000,000            591,611        3.3
B III Capital Partners, L.P.............5,567,406           30.1         2,011,851          3,555,555       19.6
Roton & Co.............................. 1,544,421           8.5         1,002,963            541,458        3.0
                                        ----------        --------------------------           -------------------

TOTAL...................................12,355,581           68.1%       7,205,022           5,202,561      28.7%
                                        ==========  ===============================          ====================

                                             9.

----------------
*       Less than 1%

(1) Except as indicated in the other footnotes to this table or as described below with respect to the relationships of the Selling Stockholders in the Company, based on information provided by such persons and subject to applicable community property laws, the persons named in the table above have sole voting and investment power with respect to all of the shares of Common Stock shown as beneficially owned by them.

(2) Percentage of ownership is based on 18,130,066 shares of common share equivalents outstanding on September 24, 1998, consisting of 11,711,212 shares of issued and outstanding Common Stock, 418,854 shares of Common Stock issuable upon the exercise of stock options that may be exercised within 60 days of September 24, 1998 and 6,000,000 shares of Common Stock issuable upon the conversion of the outstanding Subordinated Notes. Shares of Common Stock that may be issued upon the exercise of stock options that are exercisable within 60 days of September 24, 1998 are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group.

The relationships of the Selling Stockholders to the Company are as follows:

Name                            Relationship

B III Capital
 Partners, L.P.     DDJ Capital Management, LLC ("DDJ") serves as the investment manager to B III Capital Partners, L.P. ("B III") and an affiliate of DDJ acts as the general partner of B III.
                    Two  Directors  of  Waste Systems,  Judy K. Mencher and
                    David J. Breazzano,  are managing members of DDJ.

                                   10.

                             PLAN OF DISTRIBUTION


        The Shares of Common Stock offered hereby may be offered and sold from time to time by the Selling Stockholders listed above, or by pledgees, donees, transferees or other successors in interest. The Company will not receive any of the proceeds from this Offering. The Shares offered hereby may be sold from time to time on the Nasdaq Market on terms to be determined at the time of such sales. The Shares of Common Stock may be sold by one or more of the following:
(a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares of Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (d) private sales directly or through a broker or brokers; and (e) to or through underwriters, dealers or agents, who may receive consideration in the form of discounts and commissions; such compensation, which may be in excess of ordinary brokerage commissions, may be paid by the Selling Stockholders and/or the purchasers of the Shares offered hereby for whom such underwriters, dealers or agents may act. The Selling Stockholders and any dealers or agents that participate in the distribution of the Shares offered hereby may be deemed to be "underwriters" as defined in the Securities Act, and any profit on the sale of such Shares offered hereby by them and any discounts, commissions or concessions received by any such dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. The aggregate proceeds to the Selling Stockholders from sales of the Shares offered by the Selling Stockholders hereby will be the purchase price of such Common Stock less any broker's commissions.


        To the extent required, the specific shares of Common Stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any such agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying Prospectus Supplement

        The Shares offered hereby may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices.

        In order to comply with the securities laws of certain states, if applicable, the Shares offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

        In the event of a "distribution" of the shares, the Selling Stockholders, any selling broker-dealer or agent and any "affiliated purchasers" may be subject to Regulation M under the Exchange Act, which would prohibit, with certain exceptions, each such person from bidding for, purchasing or attempting to induce any person to bid for or purchase any security which is the subject of such distribution until his participation in that distribution is completed. In addition, Regulation M under the Exchange Act prohibits certain "stabilizing bids" or "stabilizing purchases" for the purpose of pegging, fixing or maintaining the price of Common Stock in connection with this Offering.

        The Company will pay substantially all the expenses incurred by the Selling Stockholders and the Company incident to the Offering and sale of the Shares to the public, but excluding any underwriting discounts, commissions or transfer taxes. The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act.


                             AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The Registration Statement, as well as such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 606612511. Copies of such material can also be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 West Fifth Street, N.W., Washington, D.C. 20549, and at its public reference facilities at New York, New York and Chicago, Illinois at prescribed rates. The Commission also maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission. In addition, the Company's Common Stock is listed on Nasdaq Market, and the aforementioned materials may also be inspected at the offices of The Nasdaq Stock Market, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.


                                        11.

        The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement," which term shall include all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the Common Stock being offered hereby. For further information with respect to the Company and the shares of Common Stock being offered by this Prospectus, reference is hereby made to such Registration Statement, including the exhibits filed as part thereof. Statements contained in this Prospectus concerning the provisions of certain documents filed with, or incorporated by reference in, the Registration Statement are not necessarily complete, each such statement being qualified in all respects by such reference. Copies of all or any part of the Registration Statement, including the documents incorporated by reference therein or exhibits thereto, may be obtained upon payment of the prescribed fees at the offices of the Commission set forth above.


                  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents previously filed by the Company with the Commission pursuant to the Exchange Act are incorporated in this Prospectus by reference: (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as amended by the Company's Annual Report on Form 10-K/A, as further amended by the Company's Annual Report on Form 10-K/A (Amendment No. 2); (ii) the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998; (iii) the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998, as amended by the Company's Quarterly Report on Form 10-Q/A; (iv) the Company's Current Report on Form 8-K, as filed with the Commission on May 27, 1998; (v) the Company's Current Report on Form 8-K, as filed with the Commission on June 5, 1998, as amended by the Company's Current Report on Form 8-K/A, as filed with the Commission on June 12, 1998, as further amended by the Company's Current Report on Form 8-K/A (Amendment No. 2), as filed with the Commission on August 4, 1998, as further amended by the Company's Current Report on Form 8-K/A (Amendment No.
3), as filed with the Commission on August 28, 1998 ; (vi) the description of the Company's Common Stock contained in its Registration Statement on Form 8-A (Commission File No. 0-25998) as filed on April 28, 1995 under Section 12 of the Exchange Act; and (vii) the description of the Company's Series A, Series C, Series D, Series E and Placement Agent Warrants contained in its Registration Statement on Form 8-A (Commission File No. 0-25998) as filed on June 26, 1995 under Section 12 of the Exchange Act.

        All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or that deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

        Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in an applicable Prospectus Supplement) or in any subsequently filed document that is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus or any Prospectus Supplement, except as so modified or superseded.

        The Company will provide, without charge, to each person, including any owner of Common Stock, to whom a copy of this Prospectus is delivered, at the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits thereto, unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to Robert Rivkin, Chief Financial Officer, Waste Systems International, Inc., Lexington Office Park, 420 Bedford Street, Suite 300, Lexington, MA 02173, telephone (781) 862-3000.

                               LEGAL MATTERS

        The validity of the shares of Common Stock offered hereby has been passed upon for the Company and the Selling Stockholders by Goodwin, Procter & Hoar LLP, Boston, Massachusetts.

                                        12.

                                   EXPERTS


        The consolidated financial statements of Waste Systems International, Inc. as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1997, have been so incorporated in reliance on the report of KPMG Peat Marwick LLP, independent certified public accountants, given on the authority of that firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the consolidated financial statements is incorporated by reference herein and contains an explanatory paragraph that states that the Company must raise substantial additional capital and must achieve a level of revenues adequate to support the Company's cost structure which raises substantial doubt about its ability to continue as a going concern. The consolidated financial statements of Waste Systems International, Inc., incorporated by reference herein, do not include any adjustments that might result from the outcome of that uncertainty.


                                        13.

No person has been authorized in connection with the offering made hereby to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company, any Selling Stockholder or any other person. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person or by anyone in any jurisdiction in which it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any date subsequent to the date hereof.




                   TABLE OF CONTENTS

                                                 Page

Risk Factors...................................    3

The Company....................................    7

Registration Obligations.......................    9

Selling Stockholders...........................    9

Plan of Distribution...........................   10

Available Information..........................   11

Incorporation of Certain Documents
by Reference...................................   12

Legal Matters..................................   12

Experts........................................   13





                   7,205,022 Shares



                    WASTE SYSTEMS
                  INTERNATIONAL, INC.


                     Common Stock



                      PROSPECTUS














                     __________, 1998

-------------------------------------------------------------------------------
                                      PART II.
-------------------------------------------------------------------------------

                      INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

        The following table sets forth an itemized statement of all expenses expected to be incurred in connection with the issuance and distribution of the securities being registered (all of which are estimated, other than the filing fee of the Securities and Exchange Commission):

        Securities and Exchange Commission filing fee............   $   12,625
        Legal fees and expenses..................................        7,500
        Accounting fees and expenses.............................        2,000
        Blue sky fees and expenses...............................        5,000
        Miscellaneous............................................   $    5,000
                                                                      ----------
                                                                    $   32,125

Item 15.  Indemnification of Directors and Officers.

        The Delaware General Corporation Law (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that that person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including employee benefits plans) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with that action, suit or proceeding, to the extent that that person (i) acted in good faith and in a manner that that person reasonably believed to be in or not opposed to the best interests of the corporation (including with respect to any employee benefit plan actions in good faith and in a manner reasonably believed to be in the interests of the beneficiaries of that employee benefit plan), and (ii) with respect to any criminal action or proceeding, had no reasonable cause to believe that the conduct was unlawful.

        The DGCL also empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above (that is, a derivative action or suit) against expenses (including attorneys' fees) actually and reasonably incurred by that person in connection with the defense or settlement of such an action or suit if that person acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which that person has been adjudged to be liable to the corporation unless and to the extent that the Court of Chancery or the court in which the action or suit was brought determines that, despite the adjudication of liability but in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

        The DGCL further provides that (i) to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter in any such action, suit or proceeding, that person shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by that person in connection with that claim, issue or matter, (ii) indemnification provided for by the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled, and (iii) a corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of a corporation against any liability asserted against that person or incurred by that person in any such capacity or arising out of that person's status as such whether or not the corporation would have the power to indemnify against such liabilities under the DGCL.


        The DGCL also provides that determinations with respect to indemnification shall be made (i) by the board of directors of a corporation by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (ii) by independent legal counsel in a written opinion in cases where a quorum is not obtainable, or, even if obtainable when a quorum of disinterested directors so directs, or (iii) by the stockholders of the corporation.

        The DGCL contains express limitations on the ability to limit or eliminate liability to a corporation or its stockholders. Under these limitations, a director remains potentially liable for monetary damages to the corporation or the stockholders for (i) breach of the director's duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) an improper payment of a dividend or an improper repurchase of the corporation's stock and (iv) any transaction from which a director derives an improper personal benefit.

        Article VII of the Company's Amended and Restated Certificate of Incorporation (the "Charter") provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty, except to the extent that the elimination or limitation of liability is not permitted under the DGCL as in effect when such liability is determined. Article X of the Charter provides that the Company shall, to the fullest extent permitted by the DGCL, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, administrative or investigative, by reason of the fact that such person is or was, or has agreed to become, a director or officer of the Company, or is or was serving, or has agreed to serve, at the request of the Company, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, from and against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom. Indemnification may include payment by the Company of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of any undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification, which undertaking may be accepted without reference to the financial ability of such person to make such payments. The Company shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors of the Company.

        Pursuant to the Company's Bylaws, each officer and non-officer employee of the Company shall be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader rights than said law permitted the Company to provide prior to such amendment), against any and all expenses incurred by such officer or non-officer employee in connection with any proceeding in which such officer or non-officer employee is involved as a result of serving or having served (a) as an officer or employee of the Company, (b) as a director, officer or employee of any subsidiary of the Company, or (c) in any capacity with any other corporation, organization, partnership, joint venture, trust or other entity at the written request or direction of the Company, including service with respect to employee or other benefit plans, and shall continue as to an officer or non-officer employee after he or she has ceased to be an officer or non-officer employee and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives; provided, however, that the Company shall indemnify any such officer or non-officer employee seeking indemnification in connection with a proceeding initiated by such officer or non-officer employee only if such proceeding was authorized by the Board of Directors of the Company; and further provided that no indemnification shall be provided to an officer or to a non-officer employee with respect to a matter as to which such person shall have been finally adjudicated in any proceeding not to have acted in good faith and in a manner her or she reasonably believed to be in, and not opposed to, the best interests of the Company, and, with respect to any criminal proceeding, had not reasonable cause to believe his or her conduct was unlawful. In the event that a proceeding is compromised or settled prior to final adjudication so as to impose any liability or obligation upon an officer or non-officer employee, no indemnification shall be provided to said officer or non-officer employee with respect to a matter if there be a determination that with respect to such matter such person did not act in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The determination contemplated by the preceding sentence shall be made by (i) a majority vote of those Directors who are not involved in such proceeding (the "Disinterested Directors"); (ii) by the stockholders; or (iii) if directed by a majority of Disinterested Directors, by independent legal counsel in a written opinion. However, if more than half of the Directors are not Disinterested Directors, the determination shall be made by (i) a majority vote of a committee of one or more Disinterested Director(s) chosen by the Disinterested Director(s) at a regular or special meeting; (ii) by the stockholders; or (iii) by independent legal counsel chosen by the Board of Directors in a written opinion.


        The Company has entered into an indemnification agreement with one of its directors, William B. Philipbar. The indemnification agreement requires, among other things, that the Company indemnify Mr. Philipbar to the fullest extent permitted by law and advance to Mr. Philipbar all related expenses. Under this agreement, the Company must also indemnify and advance all expenses incurred by Mr. Philipbar seeking to enforce his rights under the indemnification agreement, provided Mr. Philipbar prevails. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides additional assurance to Mr. Philipbar that indemnification will be available because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or the stockholders to eliminate the rights it provides. It is the position of the Commission that indemnification of directors and officers for liabilities under the Securities Act is against public policy and unenforceable pursuant to Section 14 of the Securities Act.

Item 16.          Exhibits

        4.1 Amended and Restated Certificate of Incorporation of the Registrant (previously filed as an exhibit to Registrant's Registration Statement on Form S-3, No. 333-37217).

        4.2 Bylaws of the Registrant (previously filed as an exhibit to Registrant's Registration Statement on Form S-3,
                  No. 333-37217).

        4.3 Exchange Agreement, dated as of December 30, 1997, regarding 10% Convertible, Redeemable, Subordinated Notes due October 6, 2000.

        4.4       Registration Rights Agreement, dated as of May 13, 1998.

        5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the Common Stock being registered.

        23.1      Consent of KPMG Peat Marwick L.L.P., Independent Accountants.

        23.2      Consent of Goodwin, Procter & Hoar LLP (included in Exhibit
                  5.1 hereto).

        23.3      Consent of KPMG Peat Marwick L.L.P., Independent Accountants.

        24.1      Power of Attorney (included in the signature page hereto).

Item 17. Undertakings


        (a)    The undersigned Registrant hereby undertakes:

               (1)    To file,  during any  period in which  offers or sales are
                      being   made,   a   post-effective   amendment   to   this
                      Registration Statement:

                      (i)    To include any prospectus required by Section 10(a)
                             (3) of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration
                             Fee" table in the effective Registration Statement; and

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                         SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, The Commonwealth of Massachusetts, on September 28, 1998.

                        WASTE SYSTEMS INTERNATIONAL, INC.

                              By:          /s/   Philip  W. Strauss
                                                  ------------------
                                                  Philip W. Strauss
                                                  President

        Known all men by these presents, that each person whose signature appears below constitutes and appoints Philip W. Strauss and Robert Rivkin, each acting singly, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, and from him and in his name, place and stead, in any and all capacities, to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

       Signature                 Title                              Date


 /s/ Philip W. Strauss
     ------------------    President, Chief Executive
                           Officer and  Director              September 28, 1998
     Philip W. Strauss     (Principal Executive Officer)


 /s/ Robert Rivkin
     ---------------       Executive Vice President -
                           Aquisitions, Chief                 September 28, 1998
     Robert Rivkin         Financial Officer and Director
                           (Principal Financial Officer and
                           and Accounting Officer)

 /s/ David Breazzano
     ---------------              Director                   September 28,  1998
     David Breazzano


 /s/ Charles Johnston
     ----------------             Director                    September 28, 1998
     Charles Johnston


 /s/ Jay Matulich
     --------------               Director                    September 28, 1998
     Jay Matulich


 /s/ Judy Mencher
     --------------               Director                    September 28, 1998
     Judy Mencher


 /s/ William B. Philipbar          Director                   September 28, 1998
     --------------------
     William B. Philipbar

                              Index of Exhibits

4.1 Amended and Restated Certificate of Incorporation of the Registrant (previously filed as an exhibit to Registrant's Registration Statement on Form S-3, No. 333-37217).

4.2 Bylaws of the Registrant (previously filed as an exhibit to Registrant's Registration Statement on Form
         S-3, No. 333-37217).

4.3 Exchange Agreement, dated as of December 30, 1997, regarding 10% Convertible, Redeemable, Subordinated Notes due October 6, 2000.

4.4      Registration Rights Agreement, dated as of May 13, 1998.

5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the Common Stock being registered.

23.1     Consent of KPMG Peat Marwick L.L.P., Independent Accountants.

23.2     Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto)

23.3     Consent of KPMG Peat Marwick L.L.P., Independent Accountants.

24.1     Power of Attorney (included in the signature page hereto).

---------------
EXHIBIT  4.3
---------------






                         WASTE SYSTEMS INTERNATIONAL, INC.
                         (formerly known as BioSafe, Inc.)

                                 EXCHANGE AGREEMENT



To:      Waste Systems International, Inc.
         10 Fawcett Street
         Cambridge, MA  02138

  Re:      10% Convertible, Redeemable, Subordinated Notes Due October 6, 2000
           -------------------------------------------------------------------

         Reference is made to the above-captioned Notes (the "Notes") issued by BioSafe, Inc., formerly a Nevada corporation and re-incorporated in Delaware corporation as Waste Systems International, Inc. effective October 27, 1997 (referred to in either case herein as the "Company") in the aggregate principal amount of $8,375,000. You have advised the undersigned that the Company has offered to certain accredited investors who are holders of Notes, to exchange such Notes for shares of Series B Convertible Preferred Stock, $.001 par value per share (the "Series B Preferred Stock"), of the Company (the "Series B
Shares"), at an exchange price of $100 per Series B Share (the "Exchange Price"), for consideration payable in principal amount of and unpaid interest accrued to the Closing Date (as defined herein) and calculated on a pro rata basis (the "Pro Rata Interest") on, the 10% Convertible, Redeemable, Subordinated Notes due October 6, 2000 (the "Notes") to a holder exchanging Notes for Series B Shares (an "Investor") pursuant to the terms and conditions described herein and in the Confidential Private Exchange Offering Memorandum dated December [ ], 1997 and accompanying this Agreement (the "Exchange Offering Memorandum" which, together with together with this Agreement constitute the "Exchange Offer") The Exchange Offer will remain open from December [ ], 1997 until [ ], unless extended, by the Company (such date, as extended, if at all, the "Expiration Date").

         Based on the foregoing and subject to the terms and conditions of this Exchange Agreement (the "Exchange Subscription"), the undersigned agrees with you as follows:

         1.       Exchange Subscription.

         The undersigned hereby tenders this Exchange Subscription and Notes in the principal amount set forth on the signature page hereof, in minimum increments of $25,000, in exchange for a number of Series B Shares equal to (a) the sum of such principal amount of Notes so tendered plus the Pro Rata Interest thereon divided by (b) the exchange price of 100 per Series B Share (the "Exchange Price"). In lieu of any fractional Series B Shares, which will not be issued, the Company will pay the undersigned at the Closing cash in an amount equal to the amount of consideration described in clause (a) above remaining after determining the integral number of Series B Shares issuable to such Investor in the manner described above.

         2.       Acceptance of Exchange Subscription.

         It is understood and agreed that this Exchange Subscription is made subject to the following terms and conditions:

                  (a) The Company shall have the right to accept or reject this Exchange Subscription, in whole or in part, for any reason, including the inability of the undersigned to meet the standards imposed by Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), the ineligibility of the undersigned to meet the standards imposed by applicable state or foreign securities laws, or for any other reason, or for no reason. If this Exchange Subscription is rejected, the Notes tendered pursuant to Section 1 hereof will be returned to the address set forth on the signature page by the undersigned together with interest, if any, accrued thereon and payable between the date of such tender and the date such Notes are returned to the undersigned. Upon such return of Notes (and payment of interest as described in the preceding sentence, if any), the undersigned will have no further liability to the Company other than to return to the Company the Exchange Offering Memorandum and other documents, if any, furnished to the undersigned by or on behalf of the Company in connection with the Exchange Offer, and the Company will have no further liability to the undersigned arising from the Exchange Offer. Accordingly, if Notes are tendered by the undersigned and returned by the Company during any period in which there is no interest payment date arising under the Notes, the Company will have no liability to the undersigned arising from the Exchange Offer other than the return of Notes to the undersigned as described in this paragraph, and the undersigned will continue to be entitled receive interest payments under the terms of the Notes.

                  (b) Two copies of this Agreement are being executed by the undersigned. If accepted, one copy of this Agreement will be retained by the Company and one copy of this Agreement, after execution by the Company, shall be delivered to the undersigned.

         3. Closing of Exchange Offer; Withdrawal of Exchange Offer or Exchange Subscription.

                  (a) The consummation of the Exchange Offer and the closing of the Exchange (the "Closing"), including delivery of the certificates representing the Series B Shares and payment of cash in lieu of fractional Series B Shares with respect to Notes tendered and accepted by the Company in the Exchange Offer, shall take place on or about [ ], but in any event not later than one business day after the Expiration Date (as so extended, if at all, the "Closing Date"), at the offices of the Company. All Notes tendered to the Company in connection with the Exchange Offer shall be held unexchanged until the Closing Date, at which time the Company shall either: (i) accept any Note tendered hereby and issue Series B Shares and make payment of cash in lieu of fractional Series B Shares, if any, to the undersigned; or (ii) reject any Note tendered hereby and return it to the undersigned, together with interest, if any, accrued thereon and payable between the date of such tender and the date such Notes are returned, in each case pursuant to the terms and conditions of the Exchange Offer.


                  (b) The Exchange Offer hereunder may be withdrawn by the Company for any reason or for no reason. If the Exchange Offer is withdrawn by the Company, the Company shall promptly return to the holders any and all Notes previously tendered to the Company hereunder, and the Company will have no further liability to the undersigned arising from the Exchange Offer upon its return to the undersigned of such Notes (together with interest, if any, accrued thereon and payable between the date of such tender and the date such Notes are returned to the undersigned).

         4.       Representations and Warranties of the Undersigned.

         The undersigned hereby represents and warrants to the Company as follows:

                  (a) all information provided and representations made by the undersigned in the Prospective Investor Questionnaire (the "Questionnaire") of the Company, a form of which Questionnaire is attached hereto as Exhibit A, are true and correct in all respects as of the date hereof.

                  (b) The address set forth at the foot of this Subscription is the address of the undersigned's principal residence or place of business, and the undersigned has no present intention of becoming a resident of any other country, state or jurisdiction.

                  (c) Unless the undersigned shall have notified the Company to the contrary in writing prior to or together with the tendering of this Exchange Subscription, the undersigned acknowledges that the undersigned has not relied upon the advice of a "Purchaser Representative" (as defined in the aforementioned Regulation D) in evaluating the risks and merits of this investment.

                  (d) The undersigned has received and read or reviewed and is familiar with the Exchange Offering Memorandum and its Exhibits, and the undersigned confirms that all documents, records, and books pertaining to the investment in the Company and requested by the undersigned have been made available or delivered to the undersigned.

                  (e) The undersigned has had an opportunity to ask questions of and receive answers from the Company, or a person or persons acting on the Company's behalf, concerning the terms and conditions of this investment.

                  (f)The undersigned understands and acknowledges the following:


                          (i) the securities for which the undersigned hereby subscribes in this Exchange Offer (including any securities into which such securities may be converted) have not been registered under the Securities Act or under the securities laws of any state or other jurisdiction in reliance upon exemptions for private offerings, and that this Exchange Offer has not been passed upon or the merits thereof endorsed or approved by any state or federal authorities;

                         (ii) while the Company may in the future register such securities (or any securities into which such securities may be converted), it is under no obligation to do so, except as provided herein;

                        (iii) such securities (including any securities into which such securities may be converted) cannot be resold unless registered under the Securities Act and any applicable securities law of any state or other jurisdiction, or an exemption from registration is available;

                         (iv) there can be no assurance that any public market for such securities (including any securities into which such securities may be converted) which may currently exist will continue to exist in the future;

                          (v) the undersigned is purchasing such securities without being furnished any offering literature or prospectus other than the Exchange Offering Memorandum (and the exhibits thereto), and is relying only on the information contained therein in evaluating the risks and merits of this investment; and

                         (vi) no person or entity has been authorized to give any information or make any representations in connection with this investment other than that contained in the Exchange Offering Memorandum (and the exhibits thereto).

                  (g) The securities for which the undersigned hereby subscribes pursuant to the Exchange Offer are being acquired solely for the undersigned's own account, for investment and not with a view to or for the resale, distribution, subdivision, or fractionalization thereof; the undersigned has no present plans to enter into any contract, undertaking, agreement, or arrangement relating thereto.

                  (h) The undersigned has such knowledge and experience that the undersigned is capable of evaluating the matters set forth in the Exchange Offering Memorandum (and the exhibits thereto) and the risks and merits relating thereto.

                  (i)The undersigned acknowledges and is aware of the following:

                  (i) the securities offered hereby are a speculative investment which involves a high degree of risk of loss by the undersigned of the undersigned's entire investment in the Company; and


                  (ii) no assurances have been given that the  undersigned  will realize any gain from the undersigned's exchange of Notes for Series B Shares pursuant to the Exchange Offer and the undersigned may lose the undersigned's entire investment in the Series B Shares.

                  (j) The undersigned, if it is a corporation or other entity, acknowledges that it, through the officer(s) and/or director(s) and/or other employees responsible for making an investment decision with regard to this Exchange Subscription, has such knowledge and experience in financial and business matters that it is capable of evaluating the relative risks and merits of this investment, and further acknowledges that the representations and warranties contained in this Section 4 are true and accurate with respect to it.

         The foregoing representations and warranties are true and accurate as of the date hereof and shall be true and accurate as of the date of acceptance of this Exchange Subscription and delivery of the securities purchased hereunder and shall survive such delivery.

         5.       Transferability.

         This Exchange Subscription, or any of the undersigned's interest herein, may not be transferred or assigned, and any sale, assignment or transfer of the securities acquired pursuant to the Exchange hereunder shall be made only in accordance with applicable securities laws.

         6.       Revocation.

         The undersigned agrees that the undersigned shall not cancel, terminate or revoke this Exchange Subscription or any agreement of the undersigned made hereunder except as may be required by applicable law, and that this Exchange Subscription shall survive the death or disability of the undersigned.

         7.       Registration Rights.

         The Company hereby grants the following rights with respect to the shares of Common Stock issuable upon conversion of the Series B Shares to be issued to the undersigned in connection with this Exchange Subscription:

                  (a) "S-3" Registrations. The Company shall use its best efforts to continue to qualify at all times for registration of its capital stock on a Registration Statement on Form S-3 under the Securities Act ("Form S-3") or a comparable successor form, and to file within 90 days from the Closing Date a registration statement on Form S-3 (or on such other form as the Company is then eligible to use under the Securities Act) for the registration of all shares of Common Stock issuable upon conversion of the Series B Shares issued pursuant to the Exchange Offer. The Company shall take such steps as are required to register such Registrable Securities for sale on a delayed or continuous basis under Rule 415, and to keep such registration effective until all of such holder's Registrable Securities registered thereunder are sold. Notwithstanding the foregoing:


                  (i) the Company shall have no obligation to keep any registration effective more than 120 days after the initial date of effectiveness of such registration; and

                  (ii) the Company may postpone the filing of any registration statement required hereunder for a reasonable period of time, not to exceed 90 days, if the Company determines in good faith that such filing would require the disclosure of a material transaction or other factor and the Company determines reasonably and in good faith that such disclosure would have a material adverse effect on the Company.

         The obligations of the Company under this Section 7 shall expire and terminate at such time as the holder of Registrable Securities shall be entitled to sell such securities without restriction and without a need for the filing of a registration statement under the Securities Act, including without limitation, for any resales of restricted securities made pursuant to Rule 144 as promulgated by the Securities and Exchange Commission. For purposes of this
Section 7, "Registrable Securities" shall mean and include the shares of Common Stock of the Company issuable upon conversion of the Series B Shares, pursuant to the terms of the Series B Preferred Stock, issued to the undersigned pursuant to the terms of this Exchange Offer.

                  (b) Expenses. In the case of a registration under this Section 7, the Company shall bear all costs and expenses of each such registration, including, but not limited to, printing, legal and accounting expenses; provided, however, that the Company shall have no obligation to pay or otherwise bear any portion of the underwriters' commissions or discounts attributable to the Registrable Securities being offered and sold by the holders of Registrable Securities or the fees and expenses of any counsel for the selling holders of Registrable Securities in connection with the registration of the Registrable Securities.

         8.       Miscellaneous.

                  (a) No Waiver; Cumulative Remedies. No failure or delay on the part of any party to this Exchange Subscription, in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  (b) Addresses for Notices, etc. All notices requests, demands and other communications provided for hereunder shall be in writing and mailed, telecommunicated or delivered:


         If to the Company, to the address set forth above, Telecopier: (617) 497-6355, Attention: Chief Financial Officer, or at such other address as shall be designated by the Company in a written notice to the undersigned complying as to delivery with the terms of this Section 8. A copy of all notices, demands and other communications to the Company shall be sent to the offices of Goodwin, Procter & Hoar LLP, Exchange Place, Boston, Massachusetts 02109, Attention:
Thomas P. Storer, P.C.,Telecopier: (617) 523-1231.

         If to the undersigned, at its address as set forth on the signature page hereof or at such other address as shall be designated by the undersigned in a written notice to the Company complying as to delivery with the terms of this Section 8.

         All such notices, requests, demands and other communications shall, when mailed, registered or certified mail, return receipt requested, postage prepaid, telecommunicated, telegraphed or telexed, respectively, be effective when deposited in the mails, confirmed received by telecommunication or delivered to the telegraph or telex company, respectively, addressed as aforesaid.

                  (c) Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

                  (d) Governing Law. This Exchange Subscription shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts, without regard to the choice of law principles thereunder.

                  (e) Entire Agreement; Amendments. This Exchange Agreement together with all Exhibits and amendments hereto constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may only be amended by a writing executed by all parties.

                  (f) Certification. The undersigned certifies that he has read the entire Exchange Agreement and every statement on his part and set forth herein is true and complete.

                     [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the undersigned has executed and sworn to this Exchange Subscription this ______ day of ____________, 1997.



---------------------------------          ------------------------------------
Name of Investor (Please print)                    Signature of Investor
and Capacity in Which
Exchange Subscription is Made

Address of Investor:


---------------------------------         ------------------------------------
Number                Street                   Signature of Co-Investor, if Any

---------------------------------
City                State          Zip Code

Tel. No. (     )  ___________________

---------------------------------
Social Security Number for
Individual or other Taxpayer
Identification Number

Notes: $___________ Principal Amount of Notes tendered in Exchange Offer at a Per Series B Share Exchange Price of $100:

ACCEPTED BY WASTE SYSTEMS INTERNATIONAL, INC., this ____ day of ______________, 199__


By:_______________________________________
     Name:
     Title:

Series B Shares:           __________ Series B Shares Issued in the Exchange
                           Offer for the Notes tendered in the
                           principal amount set forth above at an Exchange Price of $100 (Note: calculated on aggregate consideration equal to the sum of $__________ principal amount of and
                           $__________ in Pro Rata Interest on such Notes)

Cash: $_____ Cash, if any, issued in lieu of fractional Series B Shares otherwise issuable in exchange for the Notes tendered in the principal amount set forth above at an Exchange Price of $100

                                     EXHIBIT A


               NAME OF INVESTOR:

                                         PROSPECTIVE INVESTOR QUESTIONNAIRE


                                          Waste Systems International, Inc.
                                                  10 Fawcett Street
                                                Cambridge, MA  02138


         The securities of Waste Systems International, Inc. (the "Company") offered by the Company through the Exchange Offer of which the Exchange Offering Memorandum is a part, are being offered in reliance on Regulation D under the Securities Act of 1933, as amended ("Regulation D"), and similar provisions of state law. To satisfy the requirements of Regulation D and applicable state law, the Company must determine whether a prospective investor (the "Investor") meets Regulation D and the state law definitions of "accredited investor" before selling (or, in some states, offering) securities to such person. This Questionnaire is designed to assist the Company in making this determination.

         Please complete, execute and date this Prospective Investor Questionnaire and deliver it along with an executed Exchange Agreement to the Company at the address set forth above. Your answers will, at all times, be kept confidential except as necessary to establish that the offer and sale of the securities will not result in a violation of applicable law.

1) To establish the basis of the Investor's status as an accredited investor, please answer the questions set forth below.

         a) Is the Investor an individual with a net worth (or net worth with his or her spouse) in excess of $1 million:

                                    Yes                       No


         b) If the Investor is an individual, will his or her acquisition of securities of the Company in the offering exceed 25% of the Investor's net worth (or net worth with his or her spouse). For purposes of this Section 1(b), "net worth" excludes the value of the Investor's principal residence and its furnishings.

                                    Yes                       No

         c) Is the Investor an individual with net income (without including any net income of the Investor's spouse) in excess of $200,000, or joint income with the Investor's spouse in excess of $300,000, in each of the two most recent years, and does the Investor reasonably expect to reach the same income level in the current year?


                                    Yes                       No


         d) Is the Investor an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (hereinafter "ERISA") whose decision to invest in the Company is being made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment adviser or, alternatively, does the employee benefit plan have total assets in excess of $5,000,000 or is the employee benefit plan "self-directed" with investment decisions made solely by person(s) who are accredited investors(s)?

                                    Yes                       No


         e) Is the Investor a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees with total assets in excess of $5,000,000?

                                    Yes                       No


         f) Is the Investor a trust (including an individual retirement arrangement formed as a trust or a tax-qualified pension and profit sharing plan (e.g., a Keough Plan) formed as a trust but not subject to ERISA) with total assets in excess of $5,000,000 that was not formed for the specific purpose of acquiring securities of the Company and whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment?

                                    Yes                       No

         g) Is the Investor a corporation, partnership, Massachusetts or similar business trust or an organization described in Section 501(c)(3) of the Internal Revenue Code that was not formed for the specific purpose of acquiring securities of the Company and whose total assets exceed $5,000,000?


                                    Yes                       No


         h)       Is the Investor one of the following entities:

                 (i) A "bank" as defined in Section 3(a)(2) of the Securities Act or any "savings and loan association" or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in an individual or fiduciary capacity;

                (ii) A "broker/dealer" registered pursuant to Section 15 of the Securities Exchange Act of 1934;

               (iii) An "insurance company," as defined in Section 2(13) of the Securities Act;

                (iv) An "investment company" registered under the Investment Company Act of 1940 or a "business development company" as defined in Section 2(a)(48) of the Investment Company Act of 1940;

                 (v) A "Small Business Investment Company" licensed by the U.S. Small Business
                           Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

                (vi) A "Private Business Development Company" as defined in Section 202(a)(22) of the Investment Advisers Act of 1940?

                                    Yes                       No

                           If yes, then which entity (i.e., (h)(i) through (vi) above)?

         i) Is the Investor an entity (other than a trust but including a grantor trust and including an investment retirement account, the investment of which is directed by the beneficiary) in which all of the equity owners or the beneficiary, as the case may be, can answer "Yes" to any one question set forth in Sections 1(a) through 1(h) immediately above?


                                    Yes                       No


2) Is the Investor acquiring securities of the Company as a principal for the purpose of investment and not with a view to resale or distribution?

                                    Yes                       No


3) By signing this Questionnaire, the Investor hereby confirms the following statements:

         a) The Investor shall immediately provide the Company with corrected information in the event any information given herein was untrue.

         b) The Investor acknowledges that any delivery to the Investor of a Confidential Private Exchange Offering Memorandum and other information relating to the Company, prior to the determination by the Company of the suitability of the Investor as an investor in the Company, shall not constitute an offer of securities of the Company until such determination of suitability shall be made.

         c) The answers of the Investor to the foregoing questions are true and complete to the best of the information and belief of the undersigned, and the Company shall be notified promptly of any changes in the foregoing answers.

                        [Remainder of Page Intentionally Left Blank]

Signature of Investor                                   Signature of Investor
(or duly authorized agent)                           (or duly authorized agent)



Title:                                                           Title:



Print Name Signed Above                                Print Name Signed Above



Date Signed                                                  Date Signed

-------------
EXHIBIT 4.4
-------------





                   REGISTRATION RIGHTS AGREEMENT

                  This Registration Rights Agreement (the "Agreement") is made and entered into as of May 13, 1998, by and between Waste Systems International, Inc., a Delaware corporation (the "Company"), and First Albany Corporation (the "Initial Purchaser") who has purchased or has the right to purchase up to $60,000,000 in aggregate principal amount of the Company's 7% Subordinated Notes due May 13, 2005 (the "Notes") which shall be convertible into Common Stock upon the occurrence of certain conditions described therein.

                  This Agreement is made pursuant to the Purchase Agreement, dated May 7, 1998, between the Company and the Initial Purchaser (the "Purchase Agreement"). In order to induce the Initial Purchaser to enter into the Purchase Agreement, the Company has agreed to provide the registration rights provided for in this Agreement to the Initial Purchaser and its respective direct and indirect transferees (i) for the benefit of the Initial Purchaser, (ii) for the benefit of the Holders from time to time of the Notes (including the Initial Purchaser) and the Holders from time to time of the Common Stock issuable or issued upon conversion of the Notes and (iii) for the benefit of the securities constituting the Transfer Restricted Securities (as such term is defined below). The execution of this Agreement is a condition to the closing of the transactions contemplated by the Purchase Agreement.

                  The parties hereby agree as follow:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:


                  Advice:  As defined in Section 2(d) hereof.

                  Affiliate: An affiliate of any specified person shall mean any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control," when used with respect to any person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

                  Agreement: This Registration Rights Agreement, as the same may be amended, supplemented or modified from time to time in accordance with the terms hereof.

                  Business Day: Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

                  Closing Date:  May 13, 1998.

                  Common Stock: Common Stock, $.01 par value, of the Company and any other shares of common stock as may constitute "Common Stock" for purposes of the Notes, in each case, as issuable or issued upon conversion of the Notes.

                  Company:  Waste  Systems  International,   Inc.,  a  Delaware
corporation,   and  any  successor corporation thereto.

                  Controlling Person:  As defined in Section 6(a) hereof.

                  Effectiveness Period:  As defined in Section 2(a) hereof.

                  Effectiveness Target Date: The 180th day following the receipt of the Stockholder Approval.

                  Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC pursuant thereto.

                  Filing Date: The 60th day after the receipt of the Stockholder Approval.

                  Holder:  Each owner of any Transfer Restricted Securities.

                  Indemnified Person:  As defined in Section 6(a) hereof.

                  Initial Purchaser:  As defined in the first paragraph hereof.

                  Notes:  As defined in the first paragraph hereof.

                  Proceeding:   An  action,  claim,  suit  or  proceeding
(including,   without  limitation,   an investigation or partial proceeding,
such as disposition), whether commenced or threatened.

                  Prospectus: The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the resale of any of the Transfer Restricted Securities covered by such Registration Statement, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all materials incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

                  Purchase Agreement: As defined in the second paragraph hereof.

                  Registration Statement: Any registration statement of the Company filed with the SEC pursuant to the Securities Act that covers the resale of any of the Transfer Restricted Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement or Prospectus (including pre- and post-effective amendments), all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

                  Rule 144: Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any successor rule or regulation.

                  Rule 144A: Rule 144A promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any successor rule or regulation.

                  Rule 158: Rule 158 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any successor rule or regulation.

                  Rule 174: Rule 174 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any successor rule or regulation.

                  Rule 415: Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any successor rule or regulation.

                  Rule 424: Rule 424 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any successor rule or regulation.

                  Sale Notice:  As defined in Section 2(d) hereof.

                  SEC:  The Securities and Exchange Commission.

                  Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

                  Shelf Registration Statement: As defined in Section 2(a) hereof.

                  Special Counsel: Such special counsel as the Holders of Transfer Restricted Securities may from time to time appoint.

                  Stockholder Approval. The approval of the Company's stockholders of the terms of the Notes which permit conversion of the Notes into Common Stock.

                  Transfer Restricted Securities: The shares of Common Stock into which the Notes are converted or convertible (including any shares of Common Stock issued or issuable thereon upon any stock split, stock combinations, stock dividend or the like), upon original issuance thereof, and at all times subsequent thereto, and associated related rights, if any, until, in the case of any such shares of Common Stock (and associated rights) (i) the date on which the resale thereof has been registered effectively pursuant to the Securities Act and such shares have been disposed of in accordance with the Registration Statement relating thereto, (ii) the date on which the shares of Common Stock issued upon conversion of such Note are distributed to the public pursuant to Rule 144 (or any similar provisions then in effect) or are salable pursuant to Rule 144(k) promulgated by the SEC pursuant to the Securities Act or
(iii) the date on which such shares cease to be outstanding, whichever date is earliest.

                  Underwritten Registration or Underwritten Offering: A registration in connection with which securities of the Company are sold to an underwriter for reoffering to the public pursuant to an effective Registration Statement.

                  References herein to the term "Holders of a majority in aggregate principal amount of Transfer Restricted Securities" or words to a similar effect shall mean, with respect to any request, notice, demand, objection or other action by the holders of Transfer Restricted Securities hereunder or pursuant hereto (each, an "Act"), registered holders of a number of shares of then outstanding Common Stock constituting Transfer Restricted Securities and an aggregate principal amount of then outstanding Notes constituting Transfer Restricted Securities, such that the sum of such shares of Common Stock and the shares of Common Stock issuable upon conversion of such Notes constitute in excess of 50% of the sum of all of the then outstanding shares of Common Stock constituting Transfer Restricted Securities and the number of shares of Common Stock issuable upon conversion of then outstanding Notes constituting Transfer Restricted Securities. For purposes of the immediately preceding sentence, (i) any Holder may elect to take any Act with respect to all or any portion of Transfer Restricted Securities held by it and only the portion as to which such Act is taken shall be included in the numerator of the fraction described in the preceding sentence and (ii) Transfer Restricted Securities owned, directly or indirectly, by the Company or its direct or indirect subsidiaries shall be deemed not to be outstanding.

2.                Shelf Registration Statement.

(a) The Company agrees to file with the SEC as soon as practicable after receipt of the Stockholder Approval, but in no event later than the Filing Date, a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering the resale of all of the Transfer Restricted Securities (the "Shelf Registration Statement"). The Shelf Registration Statement shall be on Form S-3 under the Securities Act or another appropriate form selected by the Company permitting registration of such Transfer Restricted Securities for resale by the Holders in the manner or manners reasonably designated by them (including, without limitation, one or more underwritten offerings). The Company shall not permit any securities other than the Transfer Restricted Securities or persons holding registration rights in connection with the Company's Preferred Stock who exercise those rights in order to be included in the Shelf Registration Statement. The Company shall use all reasonable efforts to cause the Shelf Registration Statement to be declared effective pursuant to the Securities Act as promptly as practicable following the filing thereof and to keep the Shelf Registration Statement continuously effective under the Securities Act for 24 months (or 48 months in the case of any Transfer Restricted Securities held by anyone who may be deemed to be an affiliate as defined in the Act for purposes of Rule 144 under the Act) after the Closing Date (subject to extension pursuant to Sections 2(a), 2(b) and 2(d) hereof) (the "Effectiveness Period"), or such shorter period ending when there ceases to be outstanding any Transfer Restricted Securities; provided that the Company shall not be deemed to have kept a Registration Statement effective during the applicable period if it voluntarily takes or fails to take any action that results in selling Holders covered thereby not being able to sell such Transfer Restricted Securities pursuant to Federal securities laws during that period (and the time period during which such Registration Statement is required to remain effective hereunder shall be extended by the number of days during which such selling Holders are not able to sell Transfer Restricted Securities).

(b) Supplements and Amendments. The Company shall use its reasonable efforts to keep the Shelf Registration Statement continuously effective by supplementing and amending the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration Statement, if required by the Securities Act, or if reasonably requested by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities or by any underwriter of such Transfer Restricted Securities; provided that the Effectiveness Period shall be extended to the extent required to permit dealers to comply with the applicable prospectus delivery requirements of Rule 174 and as otherwise provided herein.
(c) Selling Securityholder Information. The Company may require each Holder of Transfer Restricted Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of the Transfer Restricted Securities as the Company may from time to time reasonably require for inclusion in the Shelf Registration
Statement, and the Company may exclude from such registration the Transfer Restricted Securities of any Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request. Each Holder of Transfer Restricted Securities to be sold pursuant to a Shelf Registration Statement further agrees to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not misleading. (d) Certain Notices; Suspension of Sales. Each Holder agrees by its acquisition of such Transfer Restricted Securities to notify the Company (a "Sale Notice") not later than three (3) Business Days prior to any proposed sale by such Holder of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which notice shall be effective for five (5) Business Days. The Company may, upon written notice to such Holder, suspend such Holder's use of the Prospectus (which is part of the Shelf Registration Statement) for a reasonable period not to exceed sixty (60) days if the Company in its reasonable judgment believes it may possess material non-public information the disclosure of which at that point in time in its reasonable judgment would have a material adverse effect on the Company and its subsidiaries taken as a whole. Each Holder further agrees by acquisition of such Transfer Restricted Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(c)(ii), 4(c)(iii), 4(c)(v) or 4(c)(vi) hereof, such Holder will forthwith discontinue disposition of such Transfer Restricted Securities covered by such Registration Statement or Prospectus (other than in transactions exempt from the registration requirements under the Securities Act) until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(j) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus. If the Company shall give any such notice, the Effectiveness Period shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each Holder shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 4(j) hereof or
(y) the Advice, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus. (e) Compliance. The Company shall cause the Shelf Registration Statement and the Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the SEC and
(ii) except with respect to information provided by any Holder, not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. (f) As a condition to its receipt of the benefits conferred under this Agreement, each Holder shall agree (a) to cooperate with the Company and to furnish to the Company all such information in connection with the preparation of the Registration Statement and any filings with any state securities commissions as the Company may reasonably request, (b) to the extent required by the Securities Act, to deliver or cause delivery of the prospectus contained in the Registration Statement to any purchaser of the shares covered by the Registration Statement from the Holder, and (c) to notify the Company of any sale of Transfer Restricted Securities by such Holder. (g) If (i) the Registration Statement required by this Agreement is not filed with the SEC on or prior to the Filing Date, (ii) the Registration Statement has not been declared effective by the SEC on or prior to the Effectiveness Target Date, or
(iii) the Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose prior to the expiration of the applicable time period specified by this Agreement without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such default that is itself declared effective immediately (each such event referred to in clauses (i) through (iii), a "Registration Default", and each period during which a Registration Default has occurred and is continuing, a "Registration Default Period"), then the Company shall pay to each holder of Notes or Transfer Restricted Securities related to such Notes effective thereby liquidated damages ("Liquidated Damages") in addition to the base interest that would otherwise accrue on such Notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default, an amount equal to $.05 per week per $1,000 principal amount of Notes held by such Holder. The amount of Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured up to a maximum amount of Liquidated Damages of $.50 per week per $1,000 principal amount of Notes. Notwithstanding anything to the contrary set forth herein, (x) upon filing of the Registration Statement in the case of (i) above, (y) upon the effectiveness of the Registration Statement, in the case of (ii) above, or (z) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Registration Statement to again be declared effective or made usable in the case of (iii) above, the accrual of Liquidated Damages payable with respect to the Notes or Transfer Restricted Securities with respect thereto as a result of such cause (i), (ii) or (iii), as applicable, shall cease. All accrued Liquidated Damages will be paid by the Company to the Holders entitled thereto, in the manner and at such times as provided for the payment of interest as more fully set forth in the Notes. Notwithstanding the fact that any securities for which Liquidated Damages are due cease to be Transferred Restricted Securities, all obligations of the Company to pay Liquidated Damages with respect to securities shall survive until such time as such obligations with respect to such securities shall have been satisfied in full.

3. Suspension of Rights. If, and for so long as (a) the Shelf Registration Statement is not filed with the Commission on or prior to the Filing Date or (b) the Shelf Registration Statement has not been declared effective by the Commission on or prior to the Effectiveness Target Date (each such event referred to in clauses (a) and (b) of this paragraph, a "Registration Default"), then the Notes will not be subject to mandatory conversion in accordance with the terms of the Notes; provided, however, that upon the effectiveness of the Shelf Registration Statement, the Notes will become subject to mandatory conversion in accordance with the terms of the Notes.

4. Registration Procedures. In connection with the Company's registration obligations hereunder, the Company shall effect such registrations on the appropriate form selected by the Company available for the sale of the Transfer Restricted Securities to permit the sale of Transfer Restricted Securities in accordance with the intended method(s) of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible: (a) No fewer than five Business Days prior to the initial filing of a Registration Statement or Prospectus and no fewer than two Business Days prior to the filing of any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), furnish, upon request, to the registered (as of the most recent reasonably practicable date which shall not be more than two Business Days prior to the date such notice is personally delivered, delivered to a next-day courier, deposited in the mail or telecopied, as the case may be) Holders, and to the Special Counsel and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents (including those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders, Special Counsel and such underwriters, if any. The Company shall not file any such Registration Statement or related Prospectus or any amendments or supplements thereto to which the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities, Special Counsel, or the managing underwriters, if any, shall reasonably object within five Business Days of receipt of all documents proposed to be filed in the event of an initial filing and within two Business Days of such receipt in the event of amendments or supplemental filing.

(b) Prepare and file with the SEC such amendments, including posteffective amendments, to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable time period set forth in Section 2(a) hereof; and cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) and the Exchange Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented; (c) Notify the registered (as of the most recent reasonably practicable date which shall not be more than two Business Days prior to the date such notice is personally delivered, delivered to a next-day courier, deposited in the mail or telecopied, as the case may be) Holders of Transfer Restricted Securities to be sold or Special Counsel and the managing underwriters, if any, promptly (and in the case of an event specified by clause (i)(A) of this paragraph in no event fewer than two Business Days prior to such filing), and (if requested by any such person), confirm such notice in writing, (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment is proposed to be filed, and, (B) with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request of the SEC or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information related thereto,
(iii) of the issuance by the SEC, any state securities commission, any other governmental agency or any court of any stop order, order or injunction suspending or enjoining the use or the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if at any time any of the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 4(1) hereof are not true and correct in all material respects, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Transfer Restricted Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (vi) of the existence of any fact and the happening of any event that makes any statement made in such Registration Statement or related Prospectus untrue in any material respect, or that requires the making of any changes in such Registration Statement or Prospectus so that in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and that, in the case of the Prospectus, such Prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (d) Use all reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of any order enjoining or suspending the use or effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Transfer Restricted Securities for sale in any jurisdiction, at the earliest practicable moment; (e) Subject to Section 2(c) hereof, if reasonably requested by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities being sold in connection with such offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and such Holders agree should be included therein, and
(ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that the Company shall not be required to take any action pursuant to this Section 4(e) that would, in the opinion of counsel for the Company, create substantial risk of violation of applicable law; (f) Furnish to each Holder who so requests, Special Counsel and each managing underwriter, if any, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits, unless requested in writing by such Holder, counsel or managing underwriter); (g) Deliver to each Holder who so requests, Special Counsel, and the underwriters, if any, without charge, as
many  copies  of  the  Prospectus  or  Prospectuses   (including  each  form  of
prospectus) and each amendment or supplement thereto as may reasonably be requested and, unless the Company shall have given notice to such Holder pursuant to Sections 4(c)(ii), (iii), (v) or (vi), the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Transfer Restricted Securities and the underwriters, if any, in connection with the offering and sale of the Transfer Restricted Securities covered by such Prospectus and any amendment or supplement thereto;
(h) Prior to any public offering of Transfer Restricted Securities, use all reasonable efforts to register or qualify, or cooperate with the Holders of Transfer Restricted Securities to be sold, the managing underwriters, if any, and such underwriters' counsel in connection with the registration or qualification (or exemption from such registration or qualification) of, such Transfer Restricted Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder or underwriter reasonably requests in writing, keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary legally to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject; (i) In connection with any sale or transfer of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, and unless any Transfer Restricted Securities shall be in only book-entry form, cooperate with the Holders and the managing underwriters, if any, to (A) facilitate the timely preparation and delivery of certificates representing Transfer Restricted
Securities to be sold, which certificates shall not bear any restrictive legends, shall bear a CUSIP number different from the CUSIP number for the Transfer Restricted Securities and shall be in a form eligible for deposit with The Depository Trust Company and (B) enable such Transfer Restricted Securities to be in such denominations and registered in such names as the managing underwriters, if any, or Holders may request at least two Business Days prior to any sale of Transfer Restricted Securities; (j) Upon the occurrence of any event contemplated by Section 4(c)(vi) hereof, as promptly as practicable, prepare a supplement or amendment, including, if appropriate, a post-effective amendment, to each Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (k) Prior to the effective date of the first Registration Statement relating to the Transfer Restricted Securities, to provide a CUSIP number for the Transfer Restricted Securities to be sold pursuant to the
Registration Statement; (l) Enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) reasonably satisfactory to the Company and take all such other reasonable actions in connection therewith (including those reasonably requested by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities being sold) in order to expedite or facilitate the disposition of such Transfer Restricted Securities, and in such connection, if an underwriting agreement is entered into and the registration is an underwritten registration, (i) make such representations and warranties to the Holders of such Transfer Restricted Securities and the underwriters, if any, with respect to the business of the Company and its subsidiaries (including with respect to businesses or assets acquired or to be acquired by any of them), and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and reasonably acceptable to the Company, and confirm the same if and when requested; (ii) seek to obtain opinions of counsel to the Company and updates thereof which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and Special Counsel to the Holders of the Transfer Restricted Securities being sold, addressed to each selling Holder of Transfer Restricted Securities and each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings (including any such matters as may be reasonably requested by such Special Counsel and underwriters); (iii) use all reasonable efforts to obtain customary "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired or to be acquired by the Company for which financial statements and financial data is, or is required to be, included in the Registration Statement), addressed (where reasonably possible) to each selling Holder of Transfer Restricted Securities and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings; (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the selling Holders of Transfer Restricted Securities and the underwriters, if any, than those set forth in
Section 6 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of the Transfer Restricted Securities covered by such Registration Statement and the managing underwriters as required by law); and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities being sold, Special Counsel or the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) of this Section 4(l) and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement(s) entered into by the Company; provided, however, notwithstanding the foregoing, the Company shall not be required to enter into more than two underwriting agreements. (m) Make available for inspection by a representative of the Holders of Transfer Restricted Securities being sold, any underwriter participating in any such disposition of Transfer Restricted Securities, if any, and any attorney, consultant or accountant retained by such selling Holders or underwriter, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries as they may reasonably request and as shall be reasonably necessary to enable them to exercise their due diligence responsibility (including with respect to business and assets acquired or to be acquired to the extent that such information is available to the Company), and cause the officers, directors, agents and employees of the Company and its subsidiaries (including with respect to business assets acquired or to be acquired to the extent that such information is available to the Company) to supply all information in each case reasonably requested by any such representative, underwriter, attorney, consultant or accountant and as shall be reasonably necessary to enable them to exercise their due diligence responsibility in connection with such Registration Statement; provided, however, that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such persons (and such persons shall so agree in writing), unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to Federal securities laws in connection with the filing of any Registration Statement or the use of any prospectus referred to in this Agreement), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person or (iv) such information becomes available to any such person from a source other than the Company and such source is not bound by a confidentiality agreement; (n) Comply with applicable rules and regulations of the SEC and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 (or any similar rule promulgated under the Securities Act), no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year), commencing on the first day of the first fiscal quarter after the effective date of a Registration Statement, which statement shall cover said period, consistent with the requirements of Rule 158; and (o) (i) list all Common Stock covered by such Registration Statement on any securities exchange on which the Common Stock is then listed or (ii) authorize for quotation on The Nasdaq Small-Cap System (or the principal market on which the Common Stock is then trading) all Common Stock covered by such Registration Statement if the Common Stock is then so authorized for quotation. 5. Registration Expenses.

(a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registration Statement is filed or becomes effective and whether or not any securities are issued or sold pursuant to any Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filings fees (including without limitation, fees and expenses incurred (A) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (B) in compliance with securities or Blue Sky laws, (ii) printing expenses (including, without limitation, expenses of printing certificates for Transfer Restricted Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is required by the managing underwriters, if any, or by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in any Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and Special Counsel for the Holders (plus any local counsel reasonably deemed appropriate by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities) in accordance with the provisions of Section 5(b) hereof, (v) fees and disbursements of all independent certified public accountants referred to in
Section 4(1)(iii) (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance),
(vi) Securities Act liability insurance, if the Company so desires such insurance, and (vii) fees and expenses of all other persons retained by the Company. In addition, the Company shall pay its internal expenses, the expense of an annual audit, and the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange. Notwithstanding the foregoing or anything in this Agreement to the contrary, each Holder shall pay all underwriting discounts and commissions of any underwriters and taxes of any kind (including transfer taxes) with respect to any Transfer Restricted Securities sold by it.

(b) In connection with any registration hereunder, the Company shall reimburse the Holders of the Transfer Restricted Securities being registered in such registration for the fees and disbursements of not more than one firm of attorneys representing the selling Holders (in addition to any local counsel), which firm shall be chosen by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities. Brown, Rudnick, Freed & Gesmer shall be Special Counsel for all purposes hereof unless and until another Special Counsel shall have been selected by a majority in aggregate principal amount of the Transfer Restricted Securities and notice hereof shall have been given to the Company. 6. Indemnification.

(a) The Company agrees to indemnify and hold harmless (i) the Initial Purchaser,
(ii) each Holder of Transfer Restricted Securities, (iii) each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any of the foregoing (any of the persons referred to in this clause (iii) being hereinafter referred to as a "controlling person"), and
(iv) the respective officers, directors, partners, employees, representatives and agents of the Initial Purchaser, each Holder of Transfer Restricted
Securities, or any controlling person (any person referred to in clause (i), (ii), (iii) or (iv) may hereinafter be referred to as an "Indemnified Person"), from and against any and all losses, claims, damages, liabilities, expenses and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of Prospectus or in any amendment or supplement thereto or in any preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages, liabilities, expenses or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Indemnified Person furnished in writing to the Company by or on behalf of such Indemnified Person expressly for use therein; provided that the foregoing indemnity with respect to any preliminary Prospectus shall not inure to the benefit of any Indemnified Person from whom the person asserting such losses, claims, damages, liabilities, expenses and judgments purchased securities if such untrue statement or omission or alleged untrue statement or omission made in such preliminary Prospectus is eliminated or remedied in the Prospectus and a copy of the Prospectus shall not have been furnished to such person in a timely manner, unless such Prospectus was not furnished because the Company failed to provide the Indemnified Person with sufficient copies of such corrected Prospectus within the time period required.

(b) In case any action shall be brought against any Indemnified Person, based upon any Registration Statement or any such Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person and payment of all fees and expenses. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person, unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel or (iii) such Indemnified Person or Persons shall have been advised by counsel that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action or proceeding or that there may be legal defenses available to such Indemnified Person or Persons different from or in addition to those available to the indemnifying party or parties (in which case the Company shall not have the right to assume the defense of such action on behalf of such Indemnified Person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Indemnified Persons, which firm shall be designated in writing by such Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred). The Company shall not be liable for any settlement of any such action effected without its written consent, but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Indemnified Person from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(c) In connection with any Registration Statement in which a Holder is participating, such Holder agrees, severally, and not jointly, to indemnify and hold harmless the Company, its directors, its officers and any person controlling the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Indemnified Person, but only with reference to information relating to such Indemnified Person furnished in writing by or on behalf of such Indemnified Person expressly for use in such Registration Statement. In case any action shall be brought against the Company, any of its directors, any such officer or any person controlling the Company based on such Registration Statement and in respect of which indemnity may be sought against any Indemnified Person, the Indemnified Person shall have the rights and duties given to the Company (except that if the Company shall have assumed the defense thereof, such Indemnified Person shall not be required to do so, but may employ separate counsel therein and participate in defense thereof but the fees and expenses of such counsel shall be at the expense of such Indemnified Person), and the Company, its directors, any such officers and any person controlling the Company shall have the rights and duties given to the Indemnified Person by
Section 6(b) hereof. (d) If the indemnification provided for in this Section 6 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities, expenses or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, expenses and judgments (i) in such proportion as is appropriate to reflect the relative faults by the Company on the one hand and each Indemnified Person on the other hand from the offering of the Transfer Restricted Securities or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative faults referred to in clause (i) above but also the relative benefits received by the Company and each such Indemnified Person in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, expenses or judgments, as well as any other relevant equitable considerations. The relative fault of the Company and each such Indemnified Person shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or such Indemnified Person and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
                  The Company and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation (even if the Indemnified Person were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, expenses or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 6, no Indemnified Person shall be required to contribute any amount in excess of the amount by which the total net proceeds received by it in connection with the sale of the Transfer Restricted Securities pursuant to this Agreement exceeds the amount of any damages which such Indemnified Person has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Indemnified Persons' obligations to contribute pursuant to this Section 6(d) are several, and not joint, in proportion to the respective amount of Transfer Restricted Securities included in and sold pursuant to any such Registration Statement by each Indemnified Person.

(e) The agreements contained in this Section 6 shall survive the sale of the Transfer Restricted Securities pursuant to any Registration Statement and shall remain in full force and effect, regardless of any investigation made by or on behalf of any Indemnified Person.

7.                Rules 144 and 144A.

                  The Company shall use all reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of any Holder, make available other information as required by, and so long as necessary to permit sales of, its Transfer Restricted Securities pursuant to Rule 144 and Rule 144A. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

8.                Underwritten Registrations.

                  If any of the Transfer Restricted Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be investment bankers of recognized national standing selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities included in such offering, subject to the consent of the Company (which will not be unreasonably withheld or delayed).

                  No person may  participate  in any  underwritten  registration hereunder  unless  such  person  (i)  agrees  to  sell  such  person's  Transfer
Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons enticed hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

9.                Miscellaneous.

(a) Remedies. In the event of a breach by the Company, or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, respectively, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, they shall waive the defense that a remedy at law would be adequate.

(b) No Inconsistent Agreements. Following the date hereof, the Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company is not currently a party to any agreement granting any registration rights with respect to any of its securities to any person which conflicts with the Company's obligations hereunder or gives any other party the right to include any securities in any Registration Statement filed pursuant hereto, except for such rights and conflicts as shall have been irrevocably waived at the Closing Date. Without limiting the generality of the foregoing, without the written consent of the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities, following the date hereof, the Company shall not grant to any person the right to request it to register any of its securities under the Securities Act unless the rights so granted are subject in all respects to the prior rights of the Holders of Transfer Restricted Securities set forth herein, and are not otherwise in conflict or inconsistent with the provisions of this Agreement. (c) No Adverse Action Affecting the Transfer Restricted Securities. The Company will not take any action with respect to the Transfer Restricted Securities which would adversely affect the ability of any of the Holders to include such Transfer Restricted Securities in a registration undertaken pursuant to this Agreement. (d) No Piggyback on Registrations. The Company shall not grant to any of its security holders (other than the Holders of Transfer Restricted Securities in such capacity) the right to include any of its securities in any Shelf Registration Statement other than Transfer Restricted Securities. (e) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof, may not be given, without the written consent of the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Transfer Restricted Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders of Transfer Restricted Securities may be given by Holders of a majority in aggregate principal amount of the Transfer Restricted Securities being sold by such Holders pursuant to such Registration Statement; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.
(f) Notices. All notices and other communications provided for herein shall be made in writing by hand-delivery, next-day air courier, certified first-class mail, return receipt requested or telecopy: (i) if to a Holder, to the address of such Holder as it appears in the Note or Common Stock register of the Company, as applicable; and

(ii)     if to the Company, to:
                                    Waste Systems International, Inc.
                                    Lexington Office Park
                                    420 Bedford Street
                                    Lexington, MA  02173
                                    Tel:  (781) 862 3000
                                    Fax:  (781) 862 2929
                                    Attn:  Chief Financial Officer

                                    with a copy to:

                                    Goodwin, Procter & Hoar LLP
                                    Exchange Place
                                    Boston, MA  02109-2881
                                    (617) 570-1000
                                    Attn:  Thomas P. Storer, P.C.

(iii)                      if to the Special Counsel, to:

                                    Brown, Rudnick, Freed & Gesmer
                                    One Financial Center
                                    Boston, MA  02111
                                    (617) 856-8200
                                    Attn:  Lawrence M. Levy, Esquire

or such other Special Counsel at such other address and telecopy number as a majority in aggregate principal amount of Transfer Restricted Securities shall have given notice to the Company as contemplated by Section (b) hereof.

                  Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given, when delivered by hand, if personally delivered; one Business Day after being timely delivered to a next-day air courier, five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged by the recipient's telecopier machine, if telecopied.

(g) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each existing and future Holder of Transfer
Restricted Securities. The Company may not assign its rights or obligations hereunder without the prior written consent of each and every Holder, other than by operation of law pursuant to a merger or consolidation to which the Company is a party. In the event the Notes become convertible into common stock of another person pursuant to the terms of the Notes, the Company shall cause such person to assume the Company's obligations hereunder.

(h) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.
(i)      Governing Law; Submission to Jurisdiction.

                  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(j) Severability. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employee an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(k) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. All references made in this Agreement to "Section" and "paragraph" refer to such Section or paragraph of this Agreement, unless expressly stated otherwise. (l) Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover its reasonable attorneys' fees in addition to any other available remedy.
                  IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of the date first written above.

                        WASTE SYSTEMS INTERNATIONAL, INC.


                                                     By:
                                                     Name:
                                                     Title:


                                                     By:
                                                     Name:
                                                     Title:


                                                     FIRST ALBANY CORPORATION

                                                     By:
                               Authorized Signator

Exhibit 5.1


                                                 September 28, 1998

Waste Systems International, Inc.
Lexington Office Park
420 Bedford Street, Suite 300
Lexington, MA 02173

        Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

        This opinion is rendered to you in connection with the preparation of the Registration Statement on Form S-3 (File No. 333-________) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed issuance and sale, from time to time, by certain selling stockholders of Waste Systems International, Inc. (the "Company") of up to 7,205,022 shares (the "Shares") of the Company's common stock, $.01 par value per share (the "Common Stock").

        We have acted as counsel to the Company in connection with the preparation of the Registration Statement. For purposes of this opinion, we have examined the Certificate of Incorporation and Bylaws, as amended and restated, of the Company; such records of the corporate proceedings of the Company as we have deemed material; the Registration Statement and all exhibits thereto; and such other documents as we have deemed necessary to enable us to render this opinion.

        In rendering the opinions expressed herein, we assume that all steps necessary to comply with the registration requirements of the Securities Act and with applicable requirements of state law regulating the sale of securities will be duly taken.

        Based upon and subject to the foregoing, and having regard for such legal considerations as we have deemed relevant, it is our opinion that the Shares have been authorized for issuance and are validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name in the Registration Statement and the Prospectuses contained therein.

                                           Very truly yours,

                                           /s/ Goodwin, Procter & Hoar LLP

                                           GOODWIN, PROCTER & HOAR LLP

Exhibit 23.1

                       INDEPENDENT AUDITORS' CONSENT


To the Board of Directors
Waste Systems International, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus. Our report dated March 26, 1998 includes an explanatory paragraph that states that the Company must raise substantial additional capital and must achieve a level of revenues adequate to support its cost structure, which raises substantial doubt about its ability to continue as a going concern. The consolidated financial statements incorporated by reference herein do not include any adjustments that might result from the outcome of that uncertainty.




                                                          KPMG Peat Marwick LLP

Boston, Massachusetts
September 28, 1998

 Exhibit 23.3

                         Independent Auditors' Consent


Board of Directors
Eagle Recycling, Inc. and Subsidiary:

We consent to the inclusion of our report dated June 5, 1998 with respect to the consolidated balance sheets of Eagle Recycling, Inc. and Subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income and retained earnings, and cash flows for the years then ended, which report appears in the Form 8-K of Waste Systems International, Inc. dated May 22, 1998.


                                                         KPMG Peat Marwick LLP




Harrisburg, Pennsylvania
September 28, 1998